      As filed with the Securities and Exchange Commission on February 5, 2002

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           ARGONAUT TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

              DELAWARE                                   94-3216714
  (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                                1101 CHESS DRIVE
                              FOSTER CITY, CA 94404

    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            2000 INCENTIVE STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)

                                ---------------

                              LISSA A. GOLDENSTEIN
                          PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER
                           ARGONAUT TECHNOLOGIES, INC.
                                1101 CHESS DRIVE
                              FOSTER CITY, CA 94404
                                 (650) 655-4200

           (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                    Copy to:
                           MICHAEL J. O'DONNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


================================================================================

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                            PROPOSED
                                                             MAXIMUM           PROPOSED
                                           AMOUNT           OFFERING           MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO        TO BE             PRICE           AGGREGATE       REGISTRATION
            BE REGISTERED                REGISTERED         PER SHARE       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per
share under the 2000 Incentive Stock
Plan(1)                                  1,877,584           $2.98           $5,585,811          $513.89

-------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.0001 per
share under the 2000 Employee Stock
Purchase Plan (2)                          751,034           $2.53           $1,899,177          $174.72

-------------------------------------------------------------------------------------------------------------

TOTALS                                   2,628,618                                               $688.61

=============================================================================================================


(1) Computed in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The proposed maximum offering price per share is estimated based upon the average between the high and low sales price reported on the Nasdaq National Market on January 30, 2002, which is equal to $2.98 per share, pursuant to Rule 457(c) under the Securities Act.

(2) Computed in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 30, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                          ARGONAUT TECHNOLOGIES, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

        The contents of the Registration Statement No. 333-46440 on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on September 22, 2000, are hereby incorporated herein by reference to the extent not replaced hereby.

        The purpose of this Registration Statement on Form S-8 is to register an additional 1,877,584 shares and 751,034 shares of Common Stock of Argonaut Technologies, Inc. (the "Registrant") that, as of January 1, 2002, are available for issuance under the 2000 Incentive Stock Plan and 2000 Employee Stock Purchase Plan, respectively.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents and information previously filed with the Commission are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K/A (File No. 000-31019), as amended, for the fiscal year ended December 31, 2000 filed with the Commission on May 22, 2001.

        (b) (i) The Registrant's Form 10-Q (File No. 000-31019) for the quarterly period ended September 30, 2001 filed with the Commission on November 13, 2001;

            (ii) The Registrant's Form 10-Q (File No. 000-31019) for the quarterly period ended June 30, 2001 filed with the Commission on August 13, 2001;

            (iii) The Registrant's Form 10-Q (File No. 000-31019) for the quarterly period ended March 31, 2001 filed with the Commission on May 14, 2001;

            (iv) The Registrant's report on Form 8-K filed with the Commission on March 16, 2001;

            (v) The Registrant's report on Form 8-K filed with the Commission on February 12, 2001; and

            (vi) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed on July 18, 2000 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents.

ITEM 8. EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Foster City, State of California on February 5, 2002.

                                        ARGONAUT TECHNOLOGIES, INC.


                                        By: /s/ Lissa A. Goldenstein
                                           -------------------------------------
                                           Lissa A. Goldenstein
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lissa A. Goldenstein, jointly and severally, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 SIGNATURE                               TITLE                      DATE
                 ---------                               -----                      ----
      /s/ Lissa A. Goldenstein                President and Chief            February 5, 2002
---------------------------------------       Executive Officer
          Lissa A. Goldenstein                (Principal Executive
                                              Officer)


        /s/ John T. Supan                     Vice President, Finance and    February 5, 2002
---------------------------------------       Chief Financial Officer
            John T. Supan                     (Principal Financial and
                                              Accounting Officer)


   /s/ David P. Binkley, Ph.D.                Director                       February 5, 2002
---------------------------------------
       David P. Binkley, Ph.D.


        /s/ Brook H. Byers                    Director                       February 5, 2002
---------------------------------------
            Brook H. Byers


       /s/ Hingge Hsu, M.D.                   Director                       February 5, 2002
---------------------------------------
           Hingge Hsu, M.D.


       /s/ Peter Macintyre                    Director                       February 5, 2002
---------------------------------------
           Peter Macintyre


     /s/ Brian Metcalf, Ph.D.                 Director                       February 5, 2002
---------------------------------------
         Brian Metcalf, Ph.D.


  /s/ William H. Rastetter, Ph.D.             Director                       February 5, 2002
---------------------------------------
      William H. Rastetter, Ph.D.

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                         EXHIBIT DOCUMENT
--------------                         ----------------
     5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation

    10.1          2000 Incentive Stock Plan (incorporated by reference to
                  Exhibit 10.29 of the Registrant's registration statement on Form S-1, File No. 333-35782 ("Form S-1"))

    10.6 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 of the Registrant's registration statement on Form S-8, file No. 333-46444)

    23.1          Consent of Ernst & Young LLP, Independent Auditors

    23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation (contained in Exhibit 5.1 hereto)

    24.1          Power of Attorney (see page II-4)